As filed with the Securities and Exchange Commission on December 1, 2004

Registration No. 33-18278

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 15

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANDALAY RESORT GROUP*

(Exact name of issuer as specified in its charter)

Nevada	88-0121916
(State of incorporation)	(I.R.S. Employer Identification No.)

3950 Las Vegas Boulevard South

Las Vegas, Nevada 89119

(702) 632-6700

(Address of principal executive offices, zip code and telephone number)

MANDALAY RESORT GROUP EMPLOYEES’ PROFIT SHARING AND INVESTMENT PLAN

Yvette Landau, General Counsel

Mandalay Resort Group

3950 Las Vegas Boulevard South

Las Vegas, Nevada 89119

(702) 632-6700

(Name, address and telephone number of agent for service)

Copy to:

Howell J. Reeves, Esquire

Wolf, Block, Schorr and Solis-Cohen LLP

1650 Arch Street—22nd Floor

Philadelphia, Pennsylvania 19103-2097

*	Effective June 18, 1999, Circus Circus Enterprises, Inc. amended its Articles of Incorporation to change its name to Mandalay Resort Group.

PART I

A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(l)(i).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by Mandalay Resort Group (which filed such documents under its previous corporate name “Circus Circus Enterprises, Inc. until it changed its corporate name on June 18, 1999) and the

Mandalay Resort Group Employees’ Profit Sharing and Investment Plan, formerly the Circus Circus Employees’ Profit Sharing and Investment Plan (the “Plan”) are incorporated by reference in this registration statement:

(a) the Annual Report of Mandalay Resort Group on Form 10-K for the fiscal year ended January 31, 2004, Amendment No. 1 thereto on Form 10-K/A filed on May 28, 2004 and Amendment No.2 thereto on Form 10-K/A filed on July 27, 2004;

(b) the Quarterly Report of Mandalay Resort Group on Form 10-Q for the fiscal quarter ended April 30, 2004;

(c) the Quarterly Report of Mandalay Resort Group on Form 10-Q for the fiscal quarter ended July 31, 2004 and Amendment No. 1 thereto on Form 10-Q/A filed on October 8, 2004;

(d) the Current Reports of Mandalay Resort Group on Form 8-K dated April 5, 2004, June 11, 2004, June 14, 2004, June 15, 2004, June 22, 2004, July 26, 2004, August 2, 2004 and August 26, 2004;

(e) the description of Mandalay Resort Group’s common stock contained in its Form 8-A Registration Statement declared effective by the Commission on October 25, 1983, and any amendments or reports filed for the purpose of updating such description;

(f) the description of Mandalay Resort Group’s common stock purchase rights contained in its Form 8-A Registration Statement declared effective by the Commission on August 12, 1994, amendments thereto on Form 8-A/A filed with the Commission on August 8, 1994, June 17, 2004 and August 2, 2004, and any other amendments or reports filed for the purpose of updating such description;

(g) the Plan’s Annual Report on Form 11-K for the year ended December 31, 2003 and Amendment No. 1 thereto on Form 11-K/A dated June 25, 2004; and

(h) all documents subsequently filed by Mandalay Resort Group or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes (the “Nevada Law”) permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In accordance with Nevada Revised Statutes 78.037, Article XI of Mandalay Resort Group’s Restated Articles of Incorporation provides that no director or officer of Mandalay Resort Group shall be personally liable to Mandalay Resort Group or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

Nevada Revised Statutes Section 78.138, however, currently provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law. To the extent the Restated Articles of Incorporation would be deemed to be inconsistent with Section 78.138, the provisions of such statute should control.

Article X, Section 10.2 of Mandalay Resort Group’s Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

Mandalay Resort Group maintains liability insurance under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of Mandalay Resort Group all covered losses for which Mandalay Resort Group grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy generally covers liabilities arising under the federal securities laws other than specified exclusions such as any payment for a loss arising out of a deliberate criminal or deliberate fraudulent act by the insured.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

3(i)(a)	Restated Articles of Incorporation of Mandalay Resort Group as of July 15, 1988 and Certificate of Amendment thereto, dated June 29, 1989 (Incorporated by reference to Exhibit 3(a) to the Annual Report of Mandalay Resort Group on Form 10-K for the fiscal year ended January 31, 1991).

3(i)(b)	Certificate of Amendment of the Restated Articles of Incorporation (Incorporated by reference to Exhibit 3(i) to Mandalay Resort Group’s Current Report on Form 8-K dated June 18, 1999).

3(i)(c)	Certificate of Division of Shares into Smaller Denominations, dated June 20, 1991 (Incorporated by reference to Exhibit 3(b) to Mandalay Resort Group’s Annual Report on Form 10-K for the fiscal year ended January 31, 1992).

3(i)(d)	Certificate of Division of Shares into Smaller Denominations, dated June 22, 1993 (Incorporated by reference to Exhibit 3(i) to Mandalay Resort Group’s Current Report on Form 8-K dated July 21, 1993).

3(ii)	Restated Bylaws of Mandalay Resort Group (Incorporated by reference to Exhibit 3.2 to Mandalay Resort Group’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).

4(a)	Rights Agreement, dated as of July 14, 1994, between Mandalay Resort Group and First Chicago Trust Company of New York (Incorporated by reference to Exhibit 4 to Mandalay Resort Group’s Current Report on Form 8-K dated August 15, 1994).

4(b)	Amendment to Rights Agreement, effective as of April 16, 1996, between Mandalay Resort Group and First Chicago Trust Company of New York (Incorporated by reference to Exhibit 4(a) to Mandalay Resort Group’s Quarterly Report on Form 10-Q for the period ended July 31, 1996).

4(c)	Amendment No. 2 to the Rights Agreement, dated as of June 15, 2004, between Mandalay Resort Group and Wells Fargo Bank Minnesota, N.A (Incorporated by reference to Exhibit 2 to Mandalay Resort Group’s Registration Statement on Form 8-A/A dated August 2, 2004).

4(d)	Amendment No. 3 to the Rights Agreement, dated as of August 2, 2004, between Mandalay Resort Group and Wells Fargo Bank Minnesota, N.A. (Incorporated by reference to Exhibit 1 to Mandalay Resort Group’s Registration Statement on Form 8-A/A dated August 2, 2004).

4(e)	Group Annuity Contract No. GA70867, effective as of November 1, 1985 and related letters dated November 15, 1985 and December 4, 1985—Incorporated by reference to Exhibit 4(c) to Mandalay Resort Group’s Registration Statement on Form S-8 (No. 33-1459).

4(f)	Eighteenth Amendment and Restatement of the Mandalay Resort Group Employees’ Profit Sharing and Investment Plan.*

4(g)	Nineteenth Amendment to the Mandalay Resort Group Employees’ Profit Sharing and Investment Plan.*

4(h)	Twentieth Amendment to the Mandalay Resort Group Employees’ Profit Sharing and Investment Plan.

4(i)	Eleventh Amendment and Restatement of the Mandalay Resort Group Employees’ Profit Sharing and Investment Trust.*

5(a)	Opinion of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered, Las Vegas, Nevada.*

5(b)	Internal Revenue Service determination letter, dated April 28, 1987 (Incorporated by reference to Exhibit 5(b) to Mandalay Resort Group’s Registration Statement on Form S-8 (No. 33-1459)).

5(c)	Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O’Neill & Mullis, P.A. Tampa, Florida, dated November 23, 2004.

5(d)	Internal Revenue Service determination letter, dated May 23, 1995.*

5(e)	Internal Revenue Service determination letter, dated July 22, 1997.*

5(f)	Internal Revenue Service determination letter, dated November 5, 2002.*

23(a)	Consent of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered. Reference is made to Exhibit 5(a) hereto.

23(b)	Consent of Trenam, Kemker, Scharf, Barkin, Frye, O’Neill & Mullis, P.A. Reference is made to Exhibit 5(c) hereto.

23(c)	Consent of Arthur Andersen LLP related to the financial statements of Victoria Partners.**

23(d)	Consent of Deloitte & Touche LLP related to the consolidated financial statements of Mandalay Resort Group.

23(e)	Consent of Deloitte & Touche LLP related to the financial statements of Victoria Partners.

23(f)	Consent of Deloitte & Touche LLP related to the financial statements of Elgin Riverboat Resort-Riverboat Casino.

23(g)	Consent of PricewaterhouseCoopers LLP.

23(h)	Consent of Deloitte & Touche LLP relating to the financial statements of the Mandalay Resort Group Employees’ Profit Sharing and Investment Plan.

24	Power of Attorney (included on page II-5 of Post Effective Amendment No. 11).*

*	Previously filed as an exhibit to this Registration Statement.
**	A currently dated consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933.

Item 9. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 30th day of November, 2004.

Mandalay Resort Group

By	/s/ Michael S. Ensign
Michael S. Ensign, Chairman of the
Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael S. Ensign	Chairman of the Board, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)	November 30, 2004
Michael S. Ensign

/s/ William A. Richardson	Vice Chairman of the Board	November 30, 2004
William A. Richardson

/s/ Glenn Schaeffer	President, Chief Financial Officer and Director (Principal Financial Officer)	November 30, 2004
Glenn Schaeffer

/s/ Les Martin	Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	November 30, 2004
Les Martin

*	Director	November 30, 2004
William E. Bannen

	Director	November , 2004
Jeffrey D. Benjamin

*	Director	November 30, 2004
Rose McKinney-James

	Signature	Title	Date
	*	Director	November 30, 2004
Michael D. McKee
	*	Director	November 30, 2004
Donna B. More
		Director	November , 2004
Harold J. Phillips

*By	/s/ Glenn W. Schaeffer
Glenn W. Schaeffer
Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 30th day of November, 2004.

Mandalay Employees’ Profit Sharing
And Investment Plan

By	Mandalay Resort Group Plan Administrator

By	/s/ Michael S. Ensign
Michael S. Ensign, Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description
3(i)(a)	Restated Articles of Incorporation of Mandalay Resort Group as of July 15, 1988 and Certificate of Amendment thereto, dated June 29, 1989 (Incorporated by reference to Exhibit 3(a) to the Annual Report of Mandalay Resort Group on Form 10-K for the fiscal year ended January 31, 1991).

3(i)(b)	Certificate of Amendment of the Restated Articles of Incorporation (Incorporated by reference to Exhibit 3(i) to Mandalay Resort Group’s Current Report on Form 8-K dated June 18, 1999).

3(i)(c)	Certificate of Division of Shares into Smaller Denominations, dated June 20, 1991 (Incorporated by reference to Exhibit 3(b) to Mandalay Resort Group’s Annual Report on Form 10-K for the fiscal year ended January 31, 1992).

3(i)(d)	Certificate of Division of Shares into Smaller Denominations, dated June 22, 1993 (Incorporated by reference to Exhibit 3(i) to Mandalay Resort Group’s Current Report on Form 8-K dated July 21, 1993).

3(ii)	Restated Bylaws of Mandalay Resort Group (Incorporated by reference to Exhibit 3.2 to Mandalay Resort Group’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).

4(a)	Rights Agreement, dated as of July 14, 1994, between Mandalay Resort Group and First Chicago Trust Company of New York (Incorporated by reference to Exhibit 4 to Mandalay Resort Group’s Current Report on Form 8-K dated August 15, 1994).

4(b)	Amendment to Rights Agreement, effective as of April 16, 1996, between Mandalay Resort Group and First Chicago Trust Company of New York (Incorporated by reference to Exhibit 4(a) to Mandalay Resort Group’s Quarterly Report on Form 10-Q for the period ended July 31, 1996).

4(c)	Amendment No. 2 to the Rights Agreement, dated as of June 15, 2004, between Mandalay Resort Group and Wells Fargo Bank Minnesota, N.A (Incorporated by reference to Exhibit 2 to Mandalay Resort Group’s Registration Statement on Form 8-A/A dated August 2, 2004).

4(d)	Amendment No. 3 to the Rights Agreement, dated as of August 2, 2004, between Mandalay Resort Group and Wells Fargo Bank Minnesota, N.A. (Incorporated by reference to Exhibit 1 to Mandalay Resort Group’s Registration Statement on Form 8-A/A dated August 2, 2004).

4(e)	Group Annuity Contract No. GA70867, effective as of November 1, 1985 and related letters dated November 15, 1985 and December 4, 1985—Incorporated by reference to Exhibit 4(c) to Mandalay Resort Group’s Registration Statement on Form S-8 (No. 33-1459).

4(f)	Eighteenth Amendment and Restatement of the Mandalay Resort Group Employees’ Profit Sharing and Investment Plan.*

4(g)	Nineteenth Amendment to the Mandalay Resort Group Employees’ Profit Sharing and Investment Plan.*

4(h)	Twentieth Amendment to the Mandalay Resort Group Employees’ Profit Sharing and Investment Plan.

4(i)	Eleventh Amendment and Restatement of the Mandalay Resort Group Employees’ Profit Sharing and Investment Trust.*

5(a)	Opinion of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered, Las Vegas, Nevada.*

5(b)	Internal Revenue Service determination letter, dated April 28, 1987 (Incorporated by reference to Exhibit 5(b) to Mandalay Resort Group’s Registration Statement on Form S-8 (No. 33-1459)).

5(c)	Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O’Neill & Mullis, P.A. Tampa, Florida, dated November 23, 2004.

5(d)	Internal Revenue Service determination letter, dated May 23, 1995.*

5(e)	Internal Revenue Service determination letter, dated July 22, 1997.*

5(f)	Internal Revenue Service determination letter, dated November 5, 2002.*

23(a)	Consent of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered. Reference is made to Exhibit 5(a) hereto.

23(b)	Consent of Trenam, Kemker, Scharf, Barkin, Frye, O’Neill & Mullis, P.A. Reference is made to Exhibit 5(c) hereto.

23(c)	Consent of Arthur Andersen LLP related to the financial statements of Victoria Partners.**

23(d)	Consent of Deloitte & Touche LLP related to the consolidated financial statements of Mandalay Resort Group.

23(e)	Consent of Deloitte & Touche LLP related to the financial statements of Victoria Partners.

23(f)	Consent of Deloitte & Touche LLP related to the financial statements of Elgin Riverboat Resort-Riverboat Casino.

23(g)	Consent of PricewaterhouseCoopers LLP.

23(h)	Consent of Deloitte & Touche LLP relating to the financial statements of the Mandalay Resort Group Employees’ Profit Sharing and Investment Plan.

24	Power of Attorney (included on page II-5 of Post Effective Amendment No. 11).*

*	Previously filed as an exhibit to this Registration Statement.
**	A currently dated consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933.